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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Summary Historical and Pro Forma Financial and Other Data," "Selected Historical Financial Information and Other Data" and "Experts" and to the use of our report dated March 31, 1998 (except for Note 13, as to which the date is October 6, 1998), in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-57429) and related Prospectus of Nationwide Credit, Inc. for the registration of $100,000,000 of its 10 1/4% Senior Notes due 2008.

                                                        /s/ Ernst & Young LLP

Atlanta, Georgia

October 6, 1998